UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 29, 2008
                                                           ------------

                     FIRST LITCHFIELD FINANCIAL CORPORATION
                     --------------------------------------
               (Exact name of Registrant as Specified in Charter)

            Delaware                    0-28815               06-1241321
            --------                    -------               ----------
  State or other Jurisdiction         (Commission           (IRS Employer
        of Incorporation)             File Number)       Identification No.)


         13  North Street, Litchfield, Connecticut         06759
         -----------------------------------------         -----
          (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (860) 567-8752
                                                           --------------

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section Item 5.02.  Departure  of Directors or Certain  Officers;  Election of
            Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On May 29, 2008, the Board of Directors of The First National Bank of Litchfield (the "Bank"), the wholly-owned banking subsidiary of First Litchfield Financial Corporation (the "Corporation"), approved Change in Control Agreements (the "Executive Agreements") with the following executive officers of the Bank:
Joseph J. Greco, Carroll A. Pereira, Frederick F. Judd, III, Joelene E. Smith, Robert E. Teittinen and Matthew R. Robison (the "Executives").

      The Board also approved Employee Change in Control Agreements (the "Employee Agreements") between the Bank and twenty-two (22) employees, who have been employed by the Bank for more than ten years.

      The Executive Agreements provide that if following a "Change in Control" (as defined in the Executive Agreements) of the Company or the Bank, an Executive is terminated or is reassigned under certain circumstances defined in the Agreements within a period of twenty-four (24) months following such Change in Control, such Executive will be entitled to a lump sum payment equal to his or her annual compensation based upon the most recent aggregate base salary paid to the Executive in the twenty-four (24) month period immediately preceding his or her termination or reassignment. In addition, for twenty-four (24) months following a Change in Control, certain specified insurance benefits shall continue in effect on terms and conditions at least as favorable to the Executives as maintained immediately prior to the Change in Control. In no event shall such payments be made in an amount that would cause them to be deemed non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code. The Executive Agreements provide that they shall be administered in a manner, and all provisions shall be interpreted to be, compliant with Section 409A of the Internal Revenue Code. The purpose of the Executive Agreements is to provide certain potential benefits to the Executives solely in the event of a Change in Control and do not provide a contract for employment. The Executive Agreements will expire on June 1, 2010, provided that if a "Change in Control" occurs prior to June 1, 2010, the Executive Agreements shall remain in effect for twenty-four (24) months after the date on which any such Change in Control is consummated.

      The Employee Agreements provide that in certain instances, if the employee is terminated or reassigned within six (6) months following the occurrence of a "Change in Control" (as such term is defined in the Employee Agreements), then such individual shall be entitled to receive an amount as provided by such agreement equal to six (6) months salary, reasonable legal fees and expenses incurred by the employee as a result of such termination or reassignment, and continued participation in certain benefit plans. In no event shall such payments be made in an amount that would cause them to be deemed non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code. The Employee Agreements provide that they shall be administered in a manner, and all provisions shall be interpreted to be, compliant with Section 409A of the Internal Revenue Code. The purpose of the Employee Agreements is to provide certain potential benefits to the Employee solely in the event of a Change in Control and do not provide a contract for employment. The Employee Agreements will expire on June 1, 2010, provided that if a "Change in Control" occurs prior to

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June 1, 2010, the Employee  Agreements shall remain in effect for six (6) months after the date on which any such Change in Control is consummated.

      A copy of the form of the Executive Agreement and the Employee Agreement is attached as Exhibits 10.1 and 10.2, respectively.

Item 9.01     Financial Statements and Exhibits.

              (a)   Not Applicable.

              (b)   Not Applicable.

              (c)   Not Applicable.

              (d)   Exhibits.
                    --------

                    10.1. Form of Executive Change in Control Agreement.

                    10.2  Form of Employee Change in Control Agreement.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                      FIRST LITCHFIELD FINANCIAL CORPORATION


                                      By  /s/ JOSEPH J. GRECO
                                          -------------------
                                          Joseph J. Greco
                                          President and Chief Executive Officer


Dated:  June 3, 2008


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